                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                         NAME -- STATE OF INCORPORATION

COMPANY                                                       STATE OF INCORPORATION
-------                                                       ----------------------
American Down and Textile Company                               Wisconsin
Brawn of California, Inc.                                       California
Clearance World Outlets, LLC                                    Delaware
Desius, LLC                                                     Delaware
D.M. Advertising, Inc.                                          New Jersey
D.M. Advertising, LLC                                           Delaware
Domestications, LLC                                             Delaware
Encore Catalog, LLC                                             Delaware
erizon, Inc.                                                    Delaware
Gump's By Mail, Inc.                                            Delaware
Gump's Corp.                                                    California
Hanover Brands, Inc.                                            Delaware
Hanover Company Store, LLC                                      Delaware
Hanover Direct Pennsylvania, Inc.                               Pennsylvania
Hanover Direct Virginia Inc.                                    Delaware
Hanover Gifts, Inc.                                             Virginia
Hanover Home Fashions Group, LLC                                Delaware
Hanover Realty, Inc.                                            Virginia
Keystone Internet Services, Inc.                                Delaware
Keystone Liquidations, Inc.                                     Delaware
LaCrosse Fulfillment, LLC                                       Delaware
San Diego Telemarketing, LLC                                    Delaware
Scandia Down, LLC                                               Delaware
Silhouettes, LLC                                                Delaware
The Company Office, Inc.                                        Delaware
The Company Store Factory, Inc.                                 Delaware
The Horn & Hardart Company, Inc.                                New York